Exhibit 10.4.2

AMENDMENT TO THE

CHURCH & DWIGHT CO., INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Dated: February 1, 2012

WHEREAS, Church & Dwight Co., Inc. (the “Company”) sponsors and maintains the Church & Dwight Co., Inc. Executive Deferred Compensation Plan, effective as of June 1, 1997 (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to update and align certain investment provisions with those under the Church & Dwight Co., Inc. Executive Deferred Compensation Plan II; and

WHEREAS, Section 11.1 of the Plan reserves to the Company the right to amend the Plan from time to time;

NOW, THEREFORE, effective as of the date first above-written, the Plan is hereby amended as follows:

FIRST

Section 2.14 of the Plan is hereby amended in its entirety, to read as follows:

“2.14 Declared Rate. “Declared Rate” means the rate equal to the 120-month average of the 10-Year Treasury Note rate. “Applicable Declared Rate” for any Plan Year shall mean the Declared Rate as of September 30th of the immediately preceding Plan Year.”

SECOND

Section 2.35 is hereby added to the Plan, to read as follows:

“2.35 Fair Market Value. “Fair Market Value” of “Company Stock” (as defined in Section 5.2) means (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee based on the reasonable application of a reasonable valuation method.”

THIRD

Section 5.2 of the Plan is hereby amended by adding the following sentences at the end of the first paragraph thereof:

“Notwithstanding the foregoing, effective on and after May 1, 2012, unless otherwise permitted by the Committee, a Participant may not (i) elect to have any portion of an In-Service Distribution Account that is allocated to the Company Stock Earnings Crediting Option reallocated to any other Earnings Crediting Option, or (ii) elect to have any portion of an In-Service Distribution Account allocated to the Company Stock Earnings Crediting Option from another Earnings Crediting Option. To the extent that a Participant’s Account is deemed invested in shares of common stock of the Company (“Company Stock”), any cash dividends that would have been paid with respect to such shares had such Account actually been invested in Company Stock shall be credited to the Participant’s Account and deemed reinvested in shares of Company Stock on the date that the dividends are paid based on the Fair Market Value of a share of Company Stock on such date. If any dividends are paid in shares of Company Stock, the Participant’s Account shall be credited with such number of shares of Company Stock as would have been received had the Participant’s Account actually been invested in shares of Company Stock.”

FOURTH

Section 5.4 of the Plan is hereby amended by substituting the following for the first paragraph thereof:

“Subject to such administrative procedures as the Committee shall prescribe and Section 5.2, a Participant (as well as a Participant or Beneficiary who is receiving installment distributions pursuant to Section 6.1(a) or Section 6.3) may change the Earnings Crediting Options for his or her Accounts as frequently as the Committee may permit by filing a new Investment Election Form with the Committee or its designated representatives. Subject to such administrative procedures as the Committee shall prescribe, any changes set forth in a new Investment Election Form that is filed with the Committee or its designated representatives shall be effective in accordance with administrative practices established or approved by the Committee. Any changes in election of Earnings Crediting Options must be in whole percentages. To the extent that a Participant reallocates existing Account balances into

Company Stock, the number of shares of Company Stock credited to the Participant’s Account shall be based on the Fair Market Value of a share of Company Stock on the date such reallocation is effected. Likewise, to the extent that a Participant reallocates existing Account balances from Company Stock into one or more other Earning Crediting Options, the value of the shares of Company Stock reallocated shall be deemed to be equal the Fair Market Value of such shares of Company Stock on the date such reallocation is effected.”

FIFTH

Section 5.5 of the Plan is hereby amended in its entirety, to read as follows:

“5.5 Interest on Accounts. Notwithstanding any other provision of the Plan, a Participant’s Accounts shall be credited with interest, as follows:

(a) If a Participant does not designate an Earnings Crediting Option for an Account while employed with an Employer, such Account shall be credited with interest, compounded daily, based on such money market rate or rate of return of such short-term investment fund as is designated by the Committee.

(b) Except as provided in this Section 5.5(b), following a Participant’s Retirement, the Participant’s Accounts will no longer be credited with earnings in accordance with Section 5.2. Instead, for each Plan Year, the Participant’s Accounts will be credited with one hundred fifteen percent (115%) of the Declared Rate in effect as of the September 30th that immediately precedes such Plan Year, compounded annually. However, to the extent that a Participant has elected to receive annual installments of his or her Accounts in accordance with Section 6.1(a), such Participant’s Accounts will continue to be credited with earnings during the installment distribution period in accordance with Section 5.2 (or interest if no Earnings Crediting Option is designated). If a Participant receiving annual installment payments as provided under Section 6.1(a) dies before all of the installment payments have been made to him or her, after the Participant’s death the Participant’s Accounts will continue to be credited with earnings in accordance with Section 5.2 based on the Earnings Crediting Options elected by the Participant’s Beneficiary (or interest if no Earnings Crediting Option is designated). Unless and until changed by the Beneficiary, the Earnings Crediting Options in effect at the time of the Participant’s death shall remain in effect, subject to such changes as the Committee may impose.”

SIXTH

Section 5.6 of the Plan is hereby amended in its entirety, to read as follows:

“5.6 Valuation of Accounts. The value of a Participant’s Accounts as of any date shall equal the amounts theretofore credited to such Accounts, including any earnings, interest and losses deemed to be earned on such Accounts in accordance with Sections 5.2 and 5.5 through the day preceding such date, less the amounts theretofore distributed from such Accounts.”

SEVENTH

The fifth and sixth paragraphs of Sections 6.1 of the Plan are hereby amended in their entirety, to read as follows:

“If the Participant makes no elections for payment of his retirement benefits, the Account shall be distributed in a lump sum or up to three equal annual installments, at the Committee’s discretion, following the Participant’s Termination Date. If the Committee requires retirement benefits to be paid out other than in a lump sum, interest will be credited on the Participant’s unpaid Normal Distribution Account balance for each Plan Year following the Participant’s Termination Date at one hundred fifteen percent (115%) of the Declared Rate in effect as of September 30th of the immediately preceding Plan Year.

A Participant who elects annual installments shall select the method of determining the installment payment amounts. The available methods are as follows:

(a) The Fractional Method. The initial installment payment shall be in an amount equal to (i) the value of the Account as of the last business day of the month preceding the date of payment, divided by (ii) the number of annual installment payments elected by the Participant. The remaining annual installments shall be paid in January of each succeeding year in an amount equal to (A) the value of such Account as of the last business day of the immediately preceding year, divided by (B) the number of installments remaining. During the installment payment period, a Participant’s Normal Distribution Account will continue to be credited with earnings in accordance with Section 5.2 (or interest in accordance with Section 5.5 if no Earnings Crediting Option is designated).

(b) The Amortized Method. Under the amortized method, substantially equal annual installment payments of principal and interest shall be calculated by amortizing the value of the Account balance as of the date of the Participant’s Retirement, based on a rate equal to one hundred fifteen percent (115%) of the Declared Rate in effect as of the September 30th that immediately precedes the Plan Year in which payments are to begin, compounded annually. After the initial installment payment, the remaining annual installments shall be paid in January of each succeeding year. Each such subsequent annual installment payment amount for each Plan Year following the first installment distribution shall be recalculated (reamortized) based on (x) the value of the Account as of the last business day of the Plan Year prior to the applicable installment payment, (y) one hundred fifteen percent (115%) of the Declared Rate in effect as of the September 30th that immediately precedes the Plan Year in which the installment payment occurs, compounded annually, and (z) the remaining number of installment payments due (including the installment payment to which the recalculation applies). In accordance with Sections 5.2 and 5.5, once installment payments of a Participant’s Normal Distribution Account commence, such Normal Distribution Account shall not be eligible for earnings to be credited in accordance with Section 5.2. Instead, from and after the Participant’s Retirement, and each Plan Year thereafter until distributed in full, the Participant’s Normal Distribution Account will be credited with notional interest in an amount equal to one hundred fifteen percent (115%) of the Declared Rate in effect as of the September 30th that immediately precedes the Plan Year with respect to which such interest accrues, compounded annually.”

EIGHTH

Section 6.2 of the Plan is hereby amended in its entirety, to read as follows:

“6.2 Benefits Upon Termination of Service. In the case of a Participant whose Service with the Employer terminates prior to the earliest date on which he is eligible for Retirement, other than on account of his Disability or death, the Participant’s Normal Distribution Account shall be distributed in a lump sum or up to three equal annual installments, at the Committee’s discretion, following the Participant’s Termination Date. If the Committee requires termination benefits to be paid out other than in a lump sum, interest will be credited on the Participant’s unpaid Normal Distribution Account balance following the Participant’s Termination Date at the Applicable Declared Rate.

A Participant who has more than ten (10) Years of participation in the Plan may elect not later than twelve (12) months prior to his termination of Service to have termination benefits paid in annual installment payments over five (5) years which shall be computed in the same manner as set forth in Section 6.1(a), rather than in a lump sum. If the Participant elects to have termination benefits paid in annual installment payments over five (5) years, interest will be credited on the Participant’s unpaid Normal Distribution Account balance following the Participant’s Termination Date at the Applicable Declared Rate. If the Participant does not make a timely election to receive annual installment payments, termination benefits will be paid in a lump sum or up to three equal annual installments, at the Committee’s discretion, following the Participant’s Termination Date. If the Committee requires the termination benefits to be paid out other than in a lump sum, interest will be credited on the Participant’s unpaid Normal Distribution Account balance following the Participant’s Termination Date at the Applicable Declared Rate in effect each Plan Year.

A Participant may elect not later than twelve (12) months prior to his termination of Service to receive or commence receiving termination benefits either (a) within thirty (30) days after the end of the calendar quarter in which termination of Service occurs or (b) in the January following termination of Service. Interest at the Applicable Declared Rate will be credited on the Participant’s unpaid Normal Distribution Account balance following such Participant’s Termination Date from the end of the month following the Participant’s Termination Date through the date of payment in January following the Participant’s Termination Date. If the Participant does not make a timely election, termination benefits will be paid or commence within thirty (30) days after the end of the calendar quarter in which the Participant’s Termination Date occurs.”

NINTH

The last two paragraphs of Section 6.3 of the Plan are hereby amended in their entirety, to read as follows:

“If a Participant who has elected to defer into an In-Service Distribution Account has a termination of Service for reasons other than Retirement prior to the In-Service Distribution date elected by the Participant, the Participant’s election to receive an In-Service Distribution will be disregarded and shall be void. In such event, the Participant’s In-Service Distribution Account shall be paid out immediately in a lump sum or shall be paid in up to three equal annual installments, at the Committee’s discretion, with interest credited to the In-Service Distribution Account for each Plan Year at the Applicable Declared Rate for such Plan Year.

If a Participant has a termination of Service after the commencement of payment of In-Service Distribution benefits with respect to an In-Service Distribution Account, the Company will pay to the Participant (or the Participant’s Beneficiary in the event of the Participant’s death) the remaining installments of the In-Service Distribution benefits for the In-Service Distribution Account at the same time as such payments would have been made to the Participant if the Participant had not had a termination of Service. However, the Participant’s In-Service Distribution Account will no longer be credited according to Section 5.2. Instead, the Participant’s In-Service Distribution Account will be credited for each Plan Year at the Applicable Declared Rate for such Plan Year.”

TENTH

Section 6.4 of the Plan is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything contained herein to the contrary, unless otherwise expressly approved by the Committee, in no event may a withdrawal under this Section 6.4, to the extent funded by liquidation of the Company Stock Earnings Crediting Option, be made within six months following any election by the Participant to have existing Account balances under this Plan or EDCP II, respectively, reallocated to the Company Stock Earnings Crediting Option.”

ELEVENTH

The last paragraph of Article 8 of the Plan is hereby amended in its entirety, to read as follows:

“After the Participant’s death, in accordance with Section 5.5, such Participant’s Accounts will no longer be credited according to Section 5.2. Instead, the Participant’s Accounts will be credited with interest for each Plan Year (or portion thereof after the Participant’s death) at either the Applicable Declared Rate for such Plan Year or one hundred fifteen percent (115%) of the Applicable Declared Rate (whichever was applicable prior to the Participant’s death) which is applicable for that Plan Year.”

TWELFTH

Article 9 of the Plan is hereby amended by adding the following paragraph at the end thereof:

“Notwithstanding anything contained herein to the contrary, unless otherwise expressly approved by the Committee, in no event may payment of an Emergency Benefit, to the extent funded by liquidation of the Company Stock Earnings Crediting Option, be made within six months following any election by the Participant to have existing Account balances under this Plan or EDCP II, respectively, reallocated to the Company Stock Earnings Crediting Option.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Company has executed this Amendment as evidence of its adoption by the Company the 1st day of February, 2012.

CHURCH & DWIGHT CO., INC.

By:	/s/ Jacquelin J. Brova

Title:

Witness:

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